UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2008

ACCENTIA BIOPHARMACEUTICALS, INC.

(Exact name of Registrant as Specified in its Charter)

Florida	000-51383	04-3639490
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

324 South Hyde Park Ave., Suite 350

Tampa, Florida 33606

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (813) 864-2554

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ACCENTIA BIOPHARMACEUTICALS, INC.

FORM 8-K

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The Company received notice from The NASDAQ Stock Market dated October 24, 2008, notifying the Company that it is not in compliance with Rule 4310(c)(3)(B) because it has fallen below the minimum market capitalization of $35 million required for continued trading on the NASDAQ Capital Market. As a result, the Company’s common stock is subject to delisting from the NASDAQ Capital Market at the opening of business on November 4, 2008, unless the Company requests a hearing by October 31, 2008, in accordance with the NASDAQ marketplace rules.

The Company has the option to request an appeal hearing by October 31, 2008, with the NASDAQ Listing Qualifications Panel to review the delisting determination. If requested, the hearing date will be determined by NASDAQ and should occur within 45 calendar days from the request for the hearing. A request for a hearing is expected to ‘stay’ the delisting of the Company’s common stock pending the Panel’s decision. At the hearing, the Company will be required to address the minimum $35 million market value rule in addition to the $1 minimum bid price rule, and the Company must provide NASDAQ with a plan to regain compliance. There can be no assurance the Panel will grant the Company’s request for continued listing.

Furthermore, on August 13, 2008, NASDAQ notified the Company that its bid price of its common stock had closed below the minimum $1.00 per share requirement for 30 consecutive trading days and was provided 180 calendar days, or until February 9, 2009, to regain compliance. However, on October 22, 2008, NASDAQ notified the Company that, due to the recent market conditions, NASDAQ has determined to suspend enforcement of the bid price requirement through January 16, 2009 and reinstate that rule on January 19, 2008. As a result, Accentia will have until May 18, 2009 to regain compliance with the $1 minimum bid requirement.

If the Company decides not to appeal the NASDAQ Staff’s delisting determination, or if the Panel denies the appeal, the Company’s common stock will be delisted. If the Company’s stock is delisted, the Company expects that its common stock is eligible to trade on the OTC Bulletin Board or the Pink Sheets.

A copy of the press release announcing the notification from NASDAQ is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein in its entirety by reference.

Item 9.01.	Financial Statements and Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Form 8-K.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

ACCENTIA BIOPHARMACEUTICALS, INC.

By:	/s/ Samuel S. Duffey

Samuel S. Duffey
General Counsel

Date: October 24, 2008

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated October 24, 2008 titled: “Accentia Biopharmaceuticals to Present at Rodman & Renshaw 10th Annual Healthcare Conference; Company also reports on NASDAQ Compliance Plan.

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